UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2019

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2019, Northern Oil and Gas, Inc. (the “Company”) entered into a backstop commitment agreement (the “Backstop Agreement”) with certain affiliated holders of its 8.50% Senior Secured Second Lien Notes due 2023 (the “Notes”) that hold in aggregate approximately 12.5% of the outstanding Notes (the “Backstop Parties”).

Pursuant to the terms of the Backstop Agreement, the Backstop Parties have agreed, subject to the terms and conditions set forth therein, to (i) tender (and not withdraw) all Notes held by the Backstop Parties in the Exchange Offer (and, accordingly, deliver consents in respect of all such Notes in the Consent Solicitation (as defined below) and tender all such Notes that are not accepted for exchange in the Exchange Offer in the Tender Offer (each as defined below)) and (ii) exchange additional Notes for and/or purchase all shares of newly issued 6.5% Series A Perpetual Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) offered for exchange or purchase pursuant to the Exchange Offer and the Subscription Offer (as defined below), respectively, but not issued pursuant to the terms of the Exchange Offer or the Subscription Offer, as applicable.

The Backstop Parties’ obligation to backstop the Exchange Offer and the Subscription Offer is subject to certain conditions, including satisfaction (or waiver) of all conditions to the Offers (as defined below), including the receipt of consents from the holders of a majority of the outstanding Notes in the Consent Solicitation.

The foregoing description of the Backstop Agreement is not complete and is qualified by reference to the full text of the Backstop Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 21, 2019, the Company issued a press release announcing the commencement of (i) a cash tender offer (the “Tender Offer”) to purchase up to $200,000,000 aggregate principal amount of the Notes; (ii) an exchange offer (the “Exchange Offer”) to eligible holders of Notes to exchange up to $70,754,716 in aggregate principal amount of the Notes for Preferred Stock; (iii) a related solicitation of consents to adopt certain amendments to the indenture governing the Notes (the “Consent Solicitation”) and (iv) an offer to eligible holders of Notes that elect to participate in the Exchange Offer to subscribe to purchase additional shares of Preferred Stock (the “Subscription Offer” and, together with the Tender Offer and Exchange Offer, the “Offers”). The Offers and the Consent Solicitation are being made exclusively pursuant to a Confidential Exchange and Tender Offer Statement and Consent Solicitation Statement and Offering Memorandum, which sets forth the terms and conditions of the Offers and Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase any securities of the Company, including any Notes, Preferred Stock or any other securities.

Also on October 21, 2019, the Company issued a press release announcing lender commitments on a new senior secured revolving credit facility, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Backstop Agreement, dated October 21, 2019
99.1	Press Release, dated October 21, 2019
99.2	Press Release, dated October 21, 2019

* The schedule and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2019	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary